Delaware
                          ------------------------------

                                 The First State                          PAGE 1



      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CENTURION DELAWARE GOLD HOLDINGS, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF FEBRUARY, A.D. 2005, AT 9:01 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






                              [Harriet Smith LOGO]
                                                          Harriet Smith Windsor,
                                                            Secretary of State
3927521 8100                                              AUTHENTICATION:3690504

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                                                        State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                  Delivered10:08 PM 02/26/2005
                                                    Filed 09:01 PM 02/16/2005


                                                  SRV 050130240 - 3927521 FILE


                          CERTIFICATE OF INCORPORATION
                                       OF
                     CENTURION DELAWARE GOLD HOLDINGS, INC.


                     Pursuant to Sections 102 and 103 of the
                General Corporation Law of the State of Delaware

                                   ARTICLE I.
                                      NAME

                         The name of the Corporation is
           CENTURION DELAWARE GOLD HOLDINGS, INC. (the "Corporation")

                                   ARTICLE II.

                     REGISTERED OFFICE AND REGISTERED AGENT


      The registered office of the Corporation is 1209 Orange Street in the City of Wilmington, DE 19801, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III.

                              CORPORATE PURPOSES

The purposes of the Corporation are:

               (a} to engage in any lawful act or activity and to exercise such other powers permitted to corporations organized under the General Corporation Law of the State of Delaware; any and all such acts, activities or powers being incidental to or connected with the purpose set forth in clause (a) above.

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                                  ARTICLE IV.

                             SEPARATENESS COVENANTS

      Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: In order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this Certificate of Incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

A. It shall allocate fairly and reasonably any overhead for shared office space.

B. It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

C. Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities.

D.    It shall not commingle assets with those of its parent or any affiliate.

E.    It shall conduct its business only in its own name.

F. It shall maintain financial statements and prepare tax returns separate from its parent and any affiliate.

G.    It shall pay any liabilities out of its own funds.

H. It shall maintain adequate capital in light of its contemplated business operations. I. It shall maintain an arm's length relationship with its parent and any affiliate.

J. It shall not guarantee or become obligated for the debts of any other entity, including its parent or any affiliate, or hold out its credit as being available to satisfy the obligations of others.

K. It shall use stationery, invoices and checks separate from its parent and any affiliate.

L. It shall not pledge or collaterally assign its assets for the benefit of any other entity or make any advances or loans to any other entity, including its parent and any affiliate.

M. It shall hold itself out as an entity separate from its parent and any affiliate.
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N.    It shall take reasonable steps to correct any known misunderstanding regarding its separate identity.

O. It shall not acquire obligations or securities of its partners, members or shareholders.

P. It shall hold regular meetings, as appropriate, to conduct its business and observe all Corporation level formalities and record keeping.

For purposes of this Article, the following terms shall have the following meanings:

               "affiliate" means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Corporation, its parent, or any affiliate thereof, and (ii) any person which receives compensation for administrative, legal or accounting services from the Corporation, its parent or any affiliate. For purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

               "parent" means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

               "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.


                                   ARTICLE V.

                                  CAPITAL STOCK

      The Corporation is authorized to issue one class of stock and that class of stock shall be Common Stock, par value $0.01.

      The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class.      Par Value            Authorized Shares
-----------------------------------------------------
Common         $0.01                    100

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                                   ARTICLE VI.

                          POWERS OF BOARD OF DIRECTORS

            Section A. Authorization. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

            (a)   To adopt, amend or repeal the By-Laws of the Corporation; and

            (b) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of this Certificate of Incorporation and of the By-Laws of the Corporation.



                                  ARTICLE VII.

                           LIABILITY OF DIRECTORS AND
                          INDEMNIFICATION OF DIRECTORS,
                               OFFICERS AND OTHERS


            Section A. Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the sole incorporator or the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall not adversely effect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            Section B. Indemnification. by Corporation Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (or, for purposes of this Article, a trustee) of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible

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under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding.


      To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (1) of this Section B, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification in provided by this Article, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

      The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

      Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation. Expenses incurred by other employees or agents of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      The indemnification hereby provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

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            Section C. Insurance. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article.


                                  ARTICLE VIII.

                                  INCORPORATOR

The name and mailing address of the Incorporator are as follows:

               Name                                Mailing Address
               -----                               ---------------
               Arthur S. Marcus                    600 Lexington Avenue,
                                                   9th Floor
                                                   New York, New York
                                                   10022

                                   ARTICLE IX.

                  COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION
                        AND ITS CREDITORS OR STOCKHOLDERS


      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them, and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the

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said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      IN WITNESS WHEREOF, I have signed my name this 15th day of February, 2005.


                                                     By: /s/ ARTHUR MARCUS
                                                         ----------------------
                                                         Name: Arthur Marcus
                                                         Incorporator


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